SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 14, 2004 (December 9, 2004)

KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address and Zip Code of Principal Executive Offices)

432/620-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

                On December 9, 2004, Key Energy Services, Inc. (NYSE: KEG) issued a press release announcing that it will not be able to deliver audited financial statements for the year ending December 31, 2003 and unaudited financial statements for the first three quarters of 2004 by the December 31, 2004 (collectively, the “Financial Statements”) by the filing deadline set forth under the terms of the Company’s senior credit agreement and consent with the holders of the Company’s 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008 (collectively, the “Noteholders”).  As a result, the Company will seek additional waivers from the lenders under its senior credit facility and additional consents from its Noteholders.  In addition, the Company announced that it intends to advise the lessors of certain equipment leases of the delay in filing its Financial Statements and request that they grant extensions until March 31, 2005.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits

                (c)           Exhibits.

                                                99.1         Press Release of the Company dated December 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 14, 2004	By: /s/ Richard J. Alario
Name: Richard J. Alario Title: Chairman and Chief Executive Officer